Exhibit 99.1

By COURIER AND EMAIL

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Notice regarding Planned Nominees

Dear Secretary:

As of the date of this letter (this “Notice”), I, Edward Smolyansky, am the holder of record of 1,271,642 shares of Common Stock, no par value (“Common Stock”), of Lifeway Foods, Inc., an Illinois corporation (the “Company”), and the beneficial holder of an aggregate of 3,179,975 shares of Common Stock.1 As used in this Notice, the term “Common Stock” shall be deemed to include, unless expressly stated otherwise or the context otherwise requires, the Rights (as defined in the Shareholder Rights Agreement, dated as of November 4, 2024 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent), if any, that are associated therewith as of the applicable date. My name and address, as they appear on the Company’s books, is EDWARD SMOLYANSKY, 1219 N WELLS STREET, CHICAGO, IL 60610.

In accordance with Section 2.1 of the Company’s Second Amended and Restated By-Laws (the “Bylaws”), I hereby notify the Company of my intent to nominate, on my own behalf and not on behalf of any beneficial owner, for election to the Company’s Board of Directors (the “Board”) at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”) each of: (i) Ludmila Smolyansky, (ii) myself, Edward Smolyansky, (iii) Robert Whalen, (iv) Cindy Curry, (v) George Sent, (vi) Michael Leydervuder and (vii) Richard Beleutz (each, a “Planned Nominee”). I am planning to nominate, and seeking to procure the election of, each Planned Nominee based on my view that the election of one or more of the Planned Nominees could increase the market value of the Common Stock.

I understand that, in order for me to nominate the Planned Nominees at the Annual Meeting, I must be entitled to vote at the Annual Meeting.

1 I disclaim beneficial ownership of (i) the 75,000 shares of Common Stock held by the Ludmila and Edward Smolyansky Family Foundation (the “Ludmila and Edward Smolyansky Family Foundation”), (ii) the 500,000 shares of Common Stock held by Smolyansky Family Holdings, LLC (“Smolyansky Family Holdings”), except to the extent of any pecuniary interest I have therein, and (iii) the 100,000 shares held by my minor son.

1

I have set forth below certain information with respect to each Planned Nominee, and with respect to certain other matters. By providing such information, I do not admit that any such information or similar information is required to be provided in this Notice pursuant to the Bylaws, or otherwise, including, without limitation, any information that is already in the possession of the Company or any of its directors or officers.

1.	Ludmila Smolyansky (age 75). Ludmila Smolyansky (“Mrs. Smolyansky”) does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than (i) her beneficial ownership of shares of Common Stock, as summarized below, and her belief that the election of one or more of the Planned Nominees could increase the value of such shares, and (ii) any compensation she would receive in connection with her service as a director. Mrs. Smolyansky’s business address is 182 N Harbor Drive, Penthouse, Chicago, IL 60601. Mrs. Smolyansky does not have a present principal occupation; she is not employed. She has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. She is the beneficial owner of 1,068,166 shares of Common Stock (representing approximately 7.2% of the Company’s outstanding shares of Common Stock based on 14,816,470 shares of Common Stock outstanding as of November 6, 2024, as reported by the Company on its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2025). She does not own, of record or beneficially, any other securities of the Company. There are no securities of the Company owned by Mrs. Smolyansky of record but not beneficially, although she has disclaimed beneficial ownership of 75,000 shares of Common Stock held by the Ludmila and Edward Smolyansky Family Foundation. A record of Mrs. Smolyansky’s purchase and sale transactions during the past two years involving securities of the Company is included in the transactions listed below:

Date	Amount (shares of Common Stock)	Description
3/30/23	125,000	Sale by the Ludmila Smolyansky Trust 2/1/05 (the “Ludmila Smolyansky Trust”)
3/30/23	250,000	Gift by the Ludmila Smolyansky Trust
5/19/23	250,000	Gift by the Ludmila Smolyansky Trust
1/22/24	11,459	Sale by the Ludmila Smolyansky Trust
1/24/24	5,000	Sale by the Ludmila Smolyansky Trust
2/6/24	10,000	Sale by the Ludmila Smolyansky Trust
2/7/24	10,794	Sale by the Ludmila Smolyansky Trust
2/8/24	22,747	Sale by the Ludmila Smolyansky Trust
2/26/24	13,542	Sale by the Ludmila Smolyansky Trust
2/27/24	1,606	Sale by the Ludmila Smolyansky Trust
3/20/24	13,000	Sale by the Ludmila Smolyansky Trust
3/21/24	8,000	Sale by the Ludmila Smolyansky Trust
3/22/24	3,852	Sale by the Ludmila Smolyansky Trust
3/25/24	10,000	Sale by the Ludmila Smolyansky Trust
3/26/24	13,000	Sale by the Ludmila Smolyansky Trust
3/27/24	7,000	Sale by the Ludmila Smolyansky Trust
4/5/24	5,000	Sale by the Ludmila Smolyansky Trust
4/8/24	5,000	Sale by the Ludmila Smolyansky Trust
4/9/24	5,000	Sale by the Ludmila Smolyansky Trust
4/15/24	2,193	Sale by the Ludmila Smolyansky Trust
4/17/24	10,000	Sale by the Ludmila Smolyansky Trust
4/23/24	21,968	Sale by the Ludmila Smolyansky Trust
4/24/24	10,000	Sale by the Ludmila Smolyansky Trust
4/25/24	3,620	Sale by the Ludmila Smolyansky Trust
4/26/24	20,000	Sale by the Ludmila Smolyansky Trust
5/6/24	5,000	Sale by the Ludmila Smolyansky Trust
5/9/24	5,000	Sale by the Ludmila Smolyansky Trust
5/13/24	10,000	Sale by the Ludmila Smolyansky Trust
5/13/24	75,000	Gift by the Ludmila Smolyansky Trust
5/13/24	75,000	Receipt of gift by the Ludmila and Edward Smolyansky Family Foundation
7/24/24	14,620	Sale by the Ludmila Smolyansky Trust
8/29/24	15,000	Sale by the Ludmila Smolyansky Trust
8/30/24	20,000	Sale by the Ludmila Smolyansky Trust
9/3/24	4,584	Sale by the Ludmila Smolyansky Trust
1/3/25	15,000	Sale by the Ludmila Smolyansky Trust
1/6/25	45,000	Sale by the Ludmila Smolyansky Trust
1/13/25	30,000	Sale by the Ludmila Smolyansky Trust
1/15/25	10,000	Sale by the Ludmila Smolyansky Trust
1/16/25	7,692	Sale by the Ludmila Smolyansky Trust
1/17/25	12,034	Sale by the Ludmila Smolyansky Trust
2/11/25	10,000	Sale by the Smolyansky Family Foundation

2

No part of the purchase price or market value of any of the shares specified above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Mrs. Smolyansky (i) is party to a Joint Filing Agreement, dated June 3, 2009, with Edward Smolyansky and Julie Smolyansky, and a Joint Filing Agreement, dated February 23, 2023, with Edward Smolyansky and the Edward Smolyansky Trust 2/2/16 (the “Edward Smolyansky Trust”) (collectively, the “Joint Filing Agreements”), relating to the filing of Schedules 13D, (ii) was party to the Settlement Agreement, dated as of July 27, 2022 (as amended, the “Settlement Agreement”), among the Company, Mrs. Smolyansky and myself (prior to its termination), (iii) is party to the Settlement Agreement and Mutual General Release, dated August 30, 2022 (the “L. Smolyansky Settlement Agreement”), between the Company and Mrs. Smolyansky, (iv) is party to the Common Stock Purchase Agreement, dated as of November 7, 2022 (the “Purchase Agreement”), between the Company and Mrs. Smolyansky, (v) is party to a letter agreement, dated November 1, 2024 (the “NDA”), among the Company, Mrs. Smolyansky and myself, regarding the parties’ obligations to maintain the confidentiality of certain information, (vi) is party to a Stock Purchase Agreement, dated as of October 1, 1999 (the “Stock Purchase Agreement”), among the Company, Danone Foods, Inc., Michael Smolyansky and the other stockholders party thereto, (vii) is party to a Stockholders’ Agreement, dated as of October 1, 1999 (the “Stockholders’ Agreement”), among the Company, Danone, Michael Smolyansky and the other stockholders party thereto and a related letter agreement, dated December 24, 1999 (the “Letter Agreement”), among Danone, the Company, Michael Smolyansky, Mrs. Smolyansky, Julie Smolyansky and Edward Smolyansky. To the extent not set forth above, details regarding each such contract, arrangement or understanding are set forth in the Company’s statements and reports filed with or furnished to the SEC, and are incorporated by reference herein. Except for the foregoing, Mrs. Smolyansky is not, and was not within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

The name and address of, beneficial ownership of Company securities by, and information required by Item 404(a) of Regulation S-K with respect to, each of Mrs. Smolyansky’s associates, within the meaning of Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is set forth below:

Associate	Address	Company Securities Beneficially Owned	Item 404(a) Information
Ludmila Smolyansky Trust	182 N Harbor Drive, Penthouse, Chicago, IL 60601	965,823 shares of Common Stock	—
The Smolyansky Family Foundation	c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	17,343 shares of Common Stock	—
Ludmila and Edward Smolyansky Family Foundation	c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	75,000 shares of Common Stock	—
Smolyansky Family Holdings	c/o Lifeway Foods, Inc. 6431 Oakton St. Morton Grove, IL 60053 Attention: Julie Smolyansky with a copy to: c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	500,000 shares of Common Stock	—
Julie Smolyansky (daughter of Mrs. Smolyansky)	[*]	2,709,821 shares of Common Stock and 50,666 restricted stock units*	Jason Burdeen, who is Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2023, Mr. Burdeen’s total compensation was $242,031.**

*	Based on information set forth in Julie Smolyansky’s Form 4, filed by Julie Smolyansky with the SEC on March 11, 2025. I do not hereby concede that all such securities are validly issued to and beneficially owned by Julie Smolyansky.
**	Based on information set forth in the 2024 Proxy Statement.

3

Mrs. Smolyansky is not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mrs. Smolyansky had or will have a direct or indirect material interest.

Neither Mrs. Smolyansky nor any of her associates, other than Julie Smolyansky, has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Information regarding such arrangements and understandings with respect to Julie Smolyansky is set forth in the Company’s reports and statements filed with the SEC, including its Current Report on Form 8-K filed on December 23, 2024 and the 2024 Proxy Statement, which information is incorporated herein by reference.

Mrs. Smolyansky is not a party to any arrangement or understanding pursuant to which she is proposed to be elected as a director of the Company, or pursuant to which she was selected as a nominee.

On March 3, 2025, Danone North America PBC (together with its affiliates, “Danone”) filed a lawsuit against the Company and each of the members of the Board in the Circuit Court of Cook County, Illinois, Law Division. The lawsuit alleges that the Company’s directors breached their fiduciary duty of loyalty. The lawsuit also alleges that the Company and Julie Smolyansky committed a breach of contract by violating the Stockholders’ Agreement (and, in the alternative, that their conduct was barred by promissory estoppel). To the extent such lawsuit or the outcome thereof might influence the Company’s willingness to engage in a strategic transaction with Danone, Mrs. Smolyansky has or may have a material interest therein adverse to the Company and its subsidiaries. Except for the foregoing, there are no material proceedings to which Mrs. Smolyansky or any of her associates is a party adverse to the Company or any of its subsidiaries, or in which she or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Mrs. Smolyansky previously served as a director of the Company, commencing in 2002, and was unanimously elected as the Chairperson of the Board in November 2002. She ceased serving as a director on August 10, 2023. Mrs. Smolyansky has been the operator of several independent delicatessen and gourmet food distributorship businesses, and imported food distributorships, and been a leading force in the health food market for over 40 years. Mrs. Smolyansky and Michael Smolyansky founded the Company and Mrs. Smolyansky served as the Company’s General Manager. In 2010, Mrs. Smolyansky retired as a Company employee. She continued to serve the Company as its Chairperson of the Board until August 2022 and served as a consultant to the Company from 2011 until January 2022. Mrs. Smolyansky’s experience prior to the periods described above is not material. She does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Mrs. Smolyansky is the mother of Julie Smolyansky (the Chairperson, President, Chief Executive Officer, and a director of the Company) and Edward Smolyansky.

Mrs. Smolyansky brings many years of food industry experience, historical perspective, and operational expertise to the Board. He knowledge qualifies her for service on the Board. She brings to bear her historical knowledge of the Company’s business and industry to advise the Board on what strategies have been and can be successful and why. Mrs. Smolyansky’s business acumen allows her to provide the Board with perspectives regarding strategic planning. Her significant consumer products experience and international food industry background provide her with a broad understanding of the operational, financial, and strategic issues facing public companies like the Company. In addition, as a founder and pioneer in cultured dairy, Mrs. Smolyansky has been a recognized leader in the organic and natural products industry for decades. Mrs. Smolyansky’s in-depth knowledge about the Company, other manufacturers, and distributors and retailers across varying channels of distribution make her well qualified for service on the Board and led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

4

There is no family relationship between Mrs. Smolyansky and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, except that Mrs. Smolyansky is the mother of Julie Smolyansky. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Mrs. Smolyansky during the past ten years and that are material to an evaluation of her ability or integrity.

Since January 1, 2021, Mrs. Smolyansky has filed 11 late reports under Section 16(a) of the Exchange Act with respect to 24 transactions that were not reported on a timely basis, in each case with respect to securities of the Company. Information regarding the number of late reports, if any, the number of transactions, if any, that were not reported on a timely basis, and any known failures to file a required form are set forth in the Company’s reports and statements filed with the SEC, which information is incorporated herein by reference.

There is no other information with respect to Mrs. Smolyansky that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Mrs. Smolyansky had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

2.	Edward Smolyansky (age 45). I do not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than (i) my beneficial ownership of shares of Common Stock, as summarized below, and my belief that the election of one or more of the Planned Nominees could increase the market value of such shares, (ii) my ownership of and officer role with Lucy’s Organics (as defined below), which could benefit, or be harmed, if I were elected to the Board, including as a result of my becoming subject to fiduciary duties as a director of the Company, and (iii) any compensation I would receive in connection with my service as a director. My business address is 1219 N Wells Street, Chicago, IL 60610. My present principal occupation is Manager of 1219 N. Wells Street Management LLC, a property management company, and Chief Executive Officer of Lucy’s Organics Inc. (“Lucy’s Organics”), which has immaterial assets and no employees, and which I founded to research potential innovations and techniques in the production of kefir, and to develop intellectual property for an aspirational brand, Pure Culture Organics. The address of each such entity is 1219 N Wells St, Chicago, IL 60610. I have not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. I am the beneficial owner of 3,179,975 shares of Common Stock (representing approximately 21.5% of the Company’s outstanding shares based on 14,816,470 shares of Common Stock outstanding as of November 6, 2024, as reported by the Company on its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the SEC on November 14, 2025). I do not own, of record or beneficially, any other securities of the Company. There are no securities of the Company owned by me of record but not beneficially, although I have disclaimed beneficial ownership of 75,000 shares of Common Stock held by the Ludmila and Edward Smolyansky Family Foundation and of certain other securities of the Company except to the extent of my pecuniary interest therein. A record of my purchase and sale transactions during the past two years involving securities of the Company is set forth below:

Date	Amount
3/28/23	5,000 shares of Common Stock sold
3/28/23	13,000 shares of Common Stock sold
3/28/23	7,300 shares of Common Stock sold
3/28/23	1,100 shares of Common Stock sold
3/28/23	1,600 shares of Common Stock sold
3/30/23	10,000 shares of Common Stock sold
3/30/23	786 shares of Common Stock sold
3/30/23	200 shares of Common Stock sold
3/30/23	14 shares of Common Stock sold
3/30/23	4,000 shares of Common Stock sold
3/30/23	250,000 shares of Common Stock received by gift
3/31/23	30,000 shares of Common Stock sold
5/16/23	10,000 shares of Common Stock sold
5/17/23	5,000 shares of Common Stock sold
5/19/23	250,000 shares of Common Stock received by gift
8/17/23	100,000 shares of Common Stock given to my minor son
8/17/23	100,000 shares of Common Stock received by my minor son
8/21/23	13,000 shares of Common Stock sold
8/22/23	17,474 shares of Common Stock sold
8/23/23	19,526 shares of Common Stock sold
8/24/23	24,329 shares of Common Stock sold
1/2/24	3,468 shares of Common Stock sold
5/13/24	Receipt of gift of 75,000 shares of Common Stock by the Ludmila and Edward Smolyansky Family Foundation

5

No part of the purchase price or market value of any of the shares specified above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. I (i) am party to the Joint Filing Agreements, (ii) was party to the Settlement Agreement (prior to its termination), (iii) am party to the Settlement Agreement and Mutual General Release, dated September 1, 2022 (the “E. Smolyansky Settlement Agreement”), between the Company and myself, pursuant to which the Company and I granted certain releases (other than claims that related to the Settlement Agreement), made certain covenants, including an eighteen month non-competition covenant, and settled certain disputes, in consideration for the payment of $100,000 to me, and (iv) am party to the NDA, the Stock Purchase Agreement, the Stockholders’ Agreement and the Letter Agreement. To the extent not set forth above, details regarding each such contract, arrangement or understanding are set forth in the Company’s statements and reports filed with or furnished to the SEC, and are incorporated by reference herein. Except for the foregoing, I am not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

The name and address of, beneficial ownership of Company securities by, and information required by Item 404(a) of Regulation S-K with respect to, each of my associates, within the meaning of Rule 14a-1 under the Exchange Act, is set forth below:

Associate	Address	Company Securities Beneficially Owned	Item 404(a) Information
Edward Smolyansky Trust	1219 N. Wells St. Chicago, IL 60610	1,233,333 shares of Common Stock	—
Ludmila Smolyansky Trust	182 N Harbor Drive, Penthouse, Chicago, IL 60601	965,823 shares of Common Stock	—
Smolyansky Family Foundation	c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	17,343 shares of Common Stock	—
Ludmila and Edward Smolyansky Family Foundation	c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	75,000 shares of Common Stock	—
Smolyansky Family Holdings	c/o Lifeway Foods, Inc. 6431 Oakton St. Morton Grove, IL 60053 Attention: Julie Smolyansky with a copy to: c/o Edward Smolyansky 1219 N Wells Street Chicago, IL 60610	500,000 shares of Common Stock	—
Jenna Strobel	1219 N Wells Street Chicago, IL 60610	—	—
Julie Smolyansky (sister of Edward Smolyansky)	[*]	2,709,821 shares of Common Stock and 50,666 restricted stock units*	Jason Burdeen, who is Julie Smolyansky’s spouse, is employed by the Company as the CEO’s Chief of Staff. Mr. Burdeen does not have an employment agreement. In 2023, Mr. Burdeen’s total compensation was $242,031.**
Lucy's Organics Inc.	1219 N Wells Street Chicago, IL 60610	—	—

*	Based on information set forth in Julie Smolyansky’s Form 4, filed by Julie Smolyansky with the SEC on March 11, 2025. I do not hereby concede that all such securities are validly issued to and beneficially owned by Julie Smolyansky.
**	Based on information set forth in the 2024 Proxy Statement.

6

I am not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which I had or will have a direct or indirect material interest.

Neither I nor any of my associates, other than Julie Smolyansky, has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party. Information regarding such arrangements and understandings with respect to Julie Smolyansky is set forth in the Company’s reports and statements filed with the SEC, including its Current Report on Form 8-K filed on December 23, 2024 and the 2024 Proxy Statement, which information is incorporated herein by reference.

I am not a party to any arrangement or understanding pursuant to which I am proposed to be elected as a director of the Company, or pursuant to which I was selected as a nominee.

On March 3, 2025, Danone filed a lawsuit against the Company and each of the members of the Board in the Circuit Court of Cook County, Illinois, Law Division. The lawsuit alleges that the Company’s directors breached their fiduciary duty of loyalty. The lawsuit also alleges that the Company and Julie Smolyansky committed a breach of contract by violating the Stockholders’ Agreement (and, in the alternative, that their conduct was barred by promissory estoppel). To the extent such lawsuit or the outcome thereof might influence the Company’s willingness to engage in a strategic transaction with Danone, I have or may have a material interest therein adverse to the Company or any of its subsidiaries. Except for the foregoing, there are no material proceedings to which I or any of my associates is a party adverse to the Company or any of its subsidiaries, or in which I have or any such associate has a material interest adverse to the Company or any of its subsidiaries.

I am the Manager of 1219 N. Wells Street Management LLC, and the Chief Executive Officer of Lucy’s Organics, neither of which is a parent, subsidiary or other affiliate of the Company. Prior to that, I served as a director of the Company from 2017 until the 2022 annual meeting of shareholders of the Company. Prior to January 2022, I also served as the Company’s Chief Operating Officer. I was appointed as Chief Financial and Accounting Officer and Treasurer of the Company in November 2004 and appointed as the Chief Operating Officer and Secretary in 2012. I resigned my titles as Chief Financial Officer on January 1, 2016 and as Chief Accounting Officer on August 8, 2016. I retained my title of Chief Operating Officer when the Board appointed Eric Hanson as Treasurer and as Secretary on October 4, 2019. I also served as the Company’s Controller from June 2002 until 2004. My prior experience is not material. I received my bachelor’s degree in finance from Loyola University of Chicago in December 2001. I do not hold, and have not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act. I am the brother of Chairperson, President, CEO and Secretary, Julie Smolyansky.

I have over fifteen years of extensive financial and operations experience in the dairy and consumer packaged goods industries. Under my operational leadership, the Company has successfully integrated several strategic acquisitions and successfully led the development of both manufacturing processes and products. I provide unique perspectives and invaluable, in-depth knowledge of the Company, including strategic growth opportunities; personnel; relationships with key customers and suppliers; brand marketing; operations; mergers, acquisitions and divestitures; competitive product positioning; history; company culture; and all other aspects of the Company’s operations. As the former Chief Operating Officer and former Chief Financial Officer of a publicly traded company, I bring experience working with the investor community and financial institutions. In addition, as a member of the Company’s founding family, I am a recognized leader in the dairy and probiotic products industry with an in-depth knowledge of manufacturers, distributors, and retailers across all the Company’s channels of distribution, all of which led to the conclusion that I should serve as a director, in light of the Company’s business and structure.

7

There is no family relationship between myself and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer, except that I am the brother of Julie Smolyansky. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to me during the past ten years and that are material to an evaluation of my ability or integrity.

Since January 1, 2021, I have filed 8 late reports under Section 16(a) of the Exchange Act with respect to 10 transactions that were not reported on a timely basis, in each case with respect to securities of the Company. Information regarding the number of late reports, if any, the number of transactions, if any, that were not reported on a timely basis, and any known failures to file a required form are set forth in the Company’s reports and statements filed with the SEC, which information is incorporated herein by reference.

There is no other information with respect to me that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, I had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

3.	Robert Whalen (age 57). Mr. Whalen does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than any compensation he would receive in connection with his service as a director. Mr. Whalen’s business address is 333 S Wabash Ave, Chicago, IL 60604. His present principal occupation is executive and he is employed as Senior Advisor by Alternative Investment Resource, LLC (d/b/a AIR Asset Management), a diversified alternatives asset management firm whose address is 333 S Wabash Ave, 27th Floor, Chicago, IL 60604. He has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. He does not own, of record or beneficially, any securities of the Company. He has not engaged in any purchase and sale transactions during the past two years involving securities of the Company. He is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

The name and address of, beneficial ownership of Company securities by, and information required by Item 404(a) of Regulation S-K with respect to, each of Mr. Whalen’s associates, within the meaning of Rule 14a-1 under the Exchange Act, is set forth below:

Associate	Address	Company Securities Beneficially Owned	Item 404(a) Information
[*]	[*]	—	—

Mr. Whalen is not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Whalen or any related person (within the meaning of Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

Neither Mr. Whalen nor any of his associates has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Whalen is not a party to any arrangement or understanding pursuant to which he is proposed to be elected as a director of the Company, or pursuant to which he was selected as a nominee.

8

There are no material proceedings to which Mr. Whalen or any of his associates is a party adverse to the Company or any of its subsidiaries, or in which he or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Mr. Whalen has over 20 years of experience in the capital markets and investment management. He is Senior Advisor of Alternative Investment Resource, LLC (d/b/a AIR Asset Management), a diversified alternatives asset management firm. In 2018, he co-founded, and is currently the Managing Partner of, Atlys Group, LLC, a diversified business group that engages in disaster recovery, pandemic solutions, private equity and other businesses. From 1991 through 2008, Mr. Whalen held a variety of positions with American Express Financial Advisors, most recently serving as Group Vice President from 2004 until 2008, leading over 600 financial advisors and staff and over $14 billion in assets under management. None of the foregoing entities is a parent, subsidiary or other affiliate of the Company. His prior experience is not material. Mr. Whalen holds a B.A. in Finance and Management from Merrimack College in North Andover, Massachusetts, and completed the Executive Management Program from Harvard University in 2000. Mr. Whalen’s experience in finance and diversified lines of business, and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Mr. Whalen does not hold, and he has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act.

There is no family relationship between Mr. Whalen and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Mr. Whalen during the past ten years and that are material to an evaluation of his ability or integrity.

There is no other information with respect to Mr. Whalen that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Mr. Whalen had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

4.	Cindy Curry (age 56). Ms. Curry does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than any compensation she would receive in connection with her service as a director. Ms. Curry’s business address is c/o Rakuten Advertising, 215 Park Avenue South, 2nd Floor, New York, NY 10003. Her present principal occupation is executive and she is employed as chief financial officer by Rakuten Advertising (Nikkei: RKUNY), a multi-national advertising company focused on affiliate marketing, influencer, performance solutions and media, a position she has held since 2022, and whose address is 215 Park Avenue South, 2nd Floor, New York, NY 10003. She has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. She does not own, of record or beneficially, any securities of the Company. She has not engaged in any purchase and sale transactions during the past two years involving securities of the Company. She is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

Ms. Curry does not have any associates within the meaning of Rule 14a-1 under the Exchange Act.

Ms. Curry is not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Curry or any related person (within the meaning of Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

9

Neither Ms. Curry nor any of her associates has any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Ms. Curry is not a party to any arrangement or understanding pursuant to which she is proposed to be elected as a director of the Company, or pursuant to which she was selected as a nominee.

There are no material proceedings to which Ms. Curry or any of her associates is a party adverse to the Company or any of its subsidiaries, or in which she or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Mr. Curry serves as chief financial officer of Rakuten Advertising (Nikkei: RKUNY), a multi-national advertising company focused on affiliate marketing, influencer, performance solutions and media, a position she has held since 2022. Prior to that, she served as Executive Vice President, Chief Financial Officer of BBDO Worldwide (NYSE: OMC), a global advertising agency, and as Chief Financial Officer of IPG Mediabrands (NYSE: IPG), a media and marketing firm, and as Chief Financial Officer of Broadwind Energy (NYSE: BWEN), a provider of wind energy equipment. None of the foregoing is a parent, subsidiary or other affiliate of the Company. Ms. Curry has over 30 years of experience in accounting, financial planning, operations, corporate strategy, mergers and acquisitions, risk management and other areas working with global, publicly held companies. She has deep expertise in advertising, branding and digital marketing. Ms. Curry is a certified public accountant and holds a Master of Business Administration from Northern Illinois University, and a Bachelor of Science in Accounting from the University of Illinois – Chicago. Ms. Curry’s experience in accounting and finance and her demonstrated leadership experience led to the conclusion that she should serve as a director, in light of the Company’s business and structure.

Ms. Curry does not hold, and she has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act.

There is no family relationship between Ms. Curry and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Ms. Curry during the past ten years and that are material to an evaluation of her ability or integrity.

There is no other information with respect to Ms. Curry that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Ms. Curry had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

10

5.	George Sent (age 53). Mr. Sent does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than any compensation he would receive in connection with his service as a director. Mr. Sent’s business address is 1000 2nd Avenue, Suite 1200, Seattle, WA 98104. Mr. Sent’s present principal occupation is executive and he is employed as Managing Director at Cascadia Capital, an investment bank whose address is 1000 2nd Avenue, Suite 1200, Seattle, WA 98104. He has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. He does not own, of record or beneficially, any securities of the Company. He has not engaged in any purchase and sale transactions during the past two years involving securities of the Company. He is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

Mr. Sent does not have any associates within the meaning of Rule 14a-1 under the Exchange Act.

Mr. Sent is not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Sent or any related person (within the meaning of Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

Mr. Sent does not have any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Sent is not a party to any arrangement or understanding pursuant to which he is proposed to be elected as a director of the Company, or pursuant to which he was selected as a nominee.

There are no material proceedings to which Mr. Sent or any of his associates is a party adverse to the Company or any of its subsidiaries, or in which he or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Mr. Sent is the former lead independent director and Chairperson of the Company’s Audit and Corporate Governance Committee, prior to his departure from the Board in January 2020. Since 2018, Mr. Sent has been a Managing Director at Cascadia Capital focused on client relationships in the food, beverage and agricultural sectors. His practice is focused on mergers and acquisitions, recapitalizations, restructurings and equity private placements. He joined Cascadia Capital from KeyBank Capital Markets, where from 2013 through 2018 he was the Head of Food & Beverage Mergers and Acquisitions, including sell-side, buy-side and strategic advisory assignments. From 2010 through 2013, Mr. Sent was an Executive Director – Consumer and Investment Retail Banker with Lazard. He also spent three years as Head of Corporate Finance and Investor Relations at The J.M. Smucker Company, and as an investment banker with Goldman Sachs. None of the foregoing entities (except for the Company itself) is a parent, subsidiary or other affiliate of the Company. Mr. Sent holds an undergraduate degree from the University of Cincinnati, where he graduated in 1993 cum laude and Beta Gamma Sigma. He became a Certified Public Accountant in 2002. He also earned an M.B.A. from Cornell University in 2001, where he was a Johnson School Finance Fellow. He is on the Advisory Board of Magic Leap, Inc., and he is also on the Food Science Advisory Council at Cornell University. Mr. Sent’s prior experience as the lead independent director of the Company, business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

11

Mr. Sent does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act.

There is no family relationship between Mr. Sent and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Mr. Sent during the past ten years and that are material to an evaluation of his ability or integrity.

There is no other information with respect to Mr. Sent that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Mr. Sent had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

6.	Michael Leydervuder (age 42). Mr. Leydervuder does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than any compensation he would receive in connection with his service as a director. Mr. Leydervuder’s business address is 451 N. Racine Ave. Chicago, IL 60642. Mr. Leydervuder’s present principal occupation is executive and he is employed as Managing Director by L Development, which invests in real estate and business developments and whose address is 451 N. Racine Ave. Chicago, IL 60642. He has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. He does not own, of record or beneficially, any securities of the Company. He has not engaged in any purchase and sale transactions during the past two years involving securities of the Company. He is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

The name and address of, beneficial ownership of Company securities by, and information required by Item 404(a) of Regulation S-K with respect to, each of Mr. Leydervuder’s associates, within the meaning of Rule 14a-1 under the Exchange Act, is set forth below:

Associate	Address	Company Securities Beneficially Owned	Item 404(a) Information
[*]	[*]	—	—

Mr. Leydervuder is not the beneficial owner of any securities of any parent or subsidiary of the Company.

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Leydervuder or any related person (within the meaning of Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

Mr. Leydervuder does not have any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Leydervuder is not a party to any arrangement or understanding pursuant to which he is proposed to be elected as a director of the Company, or pursuant to which he was selected as a nominee.

12

There are no material proceedings to which Mr. Leydervuder or any of his associates is a party adverse to the Company or any of its subsidiaries, or in which he or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Michael Leydervuder is the CEO and managing partner of L Development, LLC, an entity which invests in real estate and business developments, positions he has held since founding the company in 2018. L Development, LLC is not a parent, subsidiary or other affiliate of the Company. Mr. Leydervuder has spent over 15 years in real estate and specializes in a wide array of areas including residential and commercial loans, consulting for real estate brokerage, and commercial real estate and development. Mr. Leydervuder also pays special focus on residential and commercial development projects in low income areas of Chicago. Mr. Leydervuder’s business experience and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Mr. Leydervuder does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act.

There is no family relationship between Mr. Leydervuder and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Mr. Leydervuder during the past ten years and that are material to an evaluation of his ability or integrity.

There is no other information with respect to Mr. Leydervuder that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Mr. Leydervuder had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

7.	Richard Beleutz (age 55). Mr. Beleutz does not have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than any compensation he would receive in connection with his service as a director. Mr. Beleutz’s business address is 333 S Wabash Ave, 27th Floor, Chicago, IL 60604. Mr. Beleutz’s present principal occupation is executive and he is employed as the Chief Executive Officer of Alternative Investment Resource, LLC (d/b/a AIR Asset Management), a diversified alternatives asset management firm whose address is 333 S Wabash Ave, 27th Floor, Chicago, IL 60604. He has not, during the past ten years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or any other event described in Item 401(f) of Regulation S-K. He does not own, of record or beneficially, any securities of the Company. He has not engaged in any purchase and sale transactions during the past two years involving securities of the Company. He is not, and was not within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company.

The name and address of, beneficial ownership of Company securities by, and information required by Item 404(a) of Regulation S-K with respect to, each of Mr. Beluetz’s associates, within the meaning of Rule 14a-1 under the Exchange Act, is set forth below:

Associate	Address	Company Securities Beneficially Owned	Item 404(a) Information
[*]	[*]	—	—

Mr. Beleutz is not the beneficial owner of any securities of any parent or subsidiary of the Company.

13

There is no transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Beleutz or any related person (within the meaning of Instruction 1 to Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.

Mr. Beleutz does not have any arrangement or understanding with any person (A) with respect to any future employment by the Company or its affiliates; or (B) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Beleutz is not a party to any arrangement or understanding pursuant to which he is proposed to be elected as a director of the Company, or pursuant to which he was selected as a nominee.

There are no material proceedings to which Mr. Beleutz or any of his associates is a party adverse to the Company or any of its subsidiaries, or in which he or any such associate has a material interest adverse to the Company or any of its subsidiaries.

Richard Beleutz is AIR Asset Management’s Founder and Chief Executive Officer, a position he has held since 2014, and is responsible for overseeing the firm’s strategic direction and driving growth. He is the Chair of the Executive Committee, Investment Committee, and a member of the Portfolio Committee. AIR Asset Management is not a parent, subsidiary or other affiliate of the Company. Mr. Beleutz has nearly 30 years of experience in various capacities in the investment industry. He has closed over $1 billion in transactions for companies and investment products, has extensive deal experience in private equity and investment banking, and has an operations background as a former principal of three hedge funds. Mr. Beleutz earned a Bachelor of Arts in Economics from the University of Michigan and holds Series 7, 9, 10, 24, 63, and 79 securities registrations. Mr. Beleutz’s experience in finance and his demonstrated leadership experience led to the conclusion that he should serve as a director, in light of the Company’s business and structure.

Mr. Beleutz does not hold, and has not held during the past five years, any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act.

There is no family relationship between Mr. Beleutz and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. None of the events, facts or circumstances described in Item 401(f) of Regulation S-K have occurred or existed with respect to Mr. Beleutz during the past ten years and that are material to an evaluation of his ability or integrity.

There is no other information with respect to Mr. Beleutz that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and, for the avoidance of doubt, to the extent any such required information is not explicitly stated, summarized or confirmed in this Notice, I hereby confirm that there is no such information, and that the response to such requirement is “not applicable” or “none,” as the case may be. Without limiting the generality of the preceding sentence, Mr. Beleutz had no other employment or principal occupation during the past five years, nor any other employment or principal occupation prior to such period that is material.

14

If elected as director, each Planned Nominee would be entitled to receive compensation paid by the Company to its non-employee directors, as summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 20, 2024, and the 2024 Proxy Statement, which disclosure is incorporated herein by reference, including, without limitation, participation in the 2022 Non-Employee Director Equity and Deferred Compensation Plan.

I hereby represent to the Company that (i) I intend to solicit proxies in support of each Planned Nominee in accordance with Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”), (ii) no other person intends or is part of a group that intends to solicit proxies in support of any Planned Nominee in accordance with Rule 14a-19 and (iii) I intend to vote all shares owned beneficially or of record by me at the Annual Meeting.

I further notify the Company that I intend to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees, including the Planned Nominees.

I do not intend to oppose any action intended to be taken by the Company, except that (i) I have and intend to continue to advocate that the Company replace its Chairperson, President, Chief Executive Officer and Secretary, and commence or accelerate an exploration of the Company’s strategic alternatives, including, without limitation, a reevaluation of Danone’s proposal to acquire the Company, (ii) I intend to solicit proxies for the election of one or more of the Planned Nominees, (iii) I intend to vote for one or more of the Planned Nominees, if nominated at the Annual Meeting and (iv) if elected, in my capacity as a director of the Company, I may advocate or vote against positions taken by the officers or other directors of the Company.

The participants in any such solicitation of proxies include (i) myself, (ii) each of the other Planned Nominees, (iii) to the extent my solicitation of proxies in support of any Planned Nominee is attributed to any group (which attribution I expressly disclaim), such group and each member thereof, and (iv) any person who solicits proxies in such solicitation (other than those persons referenced in paragraph (b) of Instruction 3 to Item 4 of Rule 14a-101 promulgated under the Exchange Act), although no such person has been identified or engaged at this time.

Any such solicitation may be made by the use of the mails, oral solicitation (including telephonic communication), e-mail, press releases, investor presentation, Internet advertising, proxy solicitation firms, and other means of written communication. I have engaged Saratoga Saratoga Proxy Consulting LLC to provide solicitation and advisory services in connection with any such solicitation, for which it will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses. Saratoga will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Saratoga would employ approximately 30 persons to solicit Company shareholders as part of any such solicitation. Except as described in the immediately preceding sentence, neither myself nor any of the persons identified in the previous paragraph has engaged any employees or paid solicitors in connection with any such solicitation, nor will any of the foregoing persons employ regular employees of the Company or any of the persons identified in the preceding paragraph. I anticipate that the costs of any such solicitation would be between $100,000 and $300,000, which costs will be borne by myself; I anticipate that the cost of any specially engaged employees, representatives or other persons that may be employed to solicit security holders would be between $20,000 and $100,000; I anticipate that approximately 30 such employees or employees of any proxy solicitation firm would conduct such solicitation. To the extent permitted, I intend to seek reimbursement by the Company for all of the foregoing costs of solicitation, and I do not intend to submit to a vote of security holders the question of any such reimbursement. I have not made any expenditures to date for, in furtherance of, or in connection with the solicitation of security holders, except in connection with the engagement of Saratoga, and except to the extent my expenditures for legal services on or prior to the date hereof related to this Notice and the planned nomination are deemed to constitute such expenditures, which expenditures have been approximately $100,000.

I and Ludmila Smolyansky have notified, and hereby notify, the Board of our belief that Julie Smolyansky should be replaced as Chairperson, President, Chief Executive Officer and Secretary of the Company, and I believe that Julie Smolyansky disagrees with this position. To the extent Ludmila, Julie and myself were previously deemed to control the Company, and to the extent we are no longer deemed to be acting together as a group, it may constitute a change in control. To my knowledge, no specific person or group or persons acquired control as a result of the foregoing. To my knowledge, there were and are no arrangements or understandings among members of any former or new control group and their associates with respect to election of directors or other matters.

15

There are no, and have not been in the past, any direct or indirect compensation arrangements between me and my affiliates, on the one hand, and the Planned Nominees, on the other hand.

I have enclosed herewith, on behalf of each Planned Nominee, his or her written consent to being named as a nominee for election as a director of the Company in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Annual Meeting, and to serve as a director of the Company, if elected or appointed to such position.

I hereby incorporate by reference herein any information required to be set forth herein that is disclosed by the Company, myself, Ludmila Smolyansky, Danone or any of our respective affiliates in, or incorporated by reference into, any report, schedule or preliminary or final statement, or any amendment to any of the foregoing, filed with or furnished to the SEC on or prior to the date hereof, or in any exhibit thereto (in each case, to the extent not superseded by subsequent disclosure) (the “Incorporated Information”), and in the event of any inconsistency between the information in this Notice and the Incorporated Information, the Incorporated Information shall be deemed to supersede the information in this Notice.

I hereby reserve any and all rights, claims and remedies I may have against the Company, including in respect of the notice requirements set forth in the Bylaws.

Very truly yours,

/s/ Edward Smolyansky

Edward Smolyansky

Enclosures

cc:	Timothy Lavender, Kelley Drye & Warren LLP
Beth E. Berg, Sidley Austin LLP
Bill Fay, Barack Ferrazzano Kirschbaum & Nagelberg LLP
Nicholas Callahan, Barack Ferrazzano Kirschbaum & Nagelberg LLP

16

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

[Remainder of page intentionally left blank]

17

Very truly yours,

/s/ Ludmila Smolyansky

Ludmila Smolyansky

cc: Edward Smolyansky

18

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

[Remainder of page intentionally left blank]

19

Very truly yours,

/s/ Edward Smolyansky

Edward Smolyansky

20

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

[Remainder of page intentionally left blank]

21

Very truly yours,

/s/ Robert Whalen

Robert Whalen

cc: Edward Smolyansky

22

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

[Remainder of page intentionally left blank]

23

Very truly yours,

/s/ Cindy Curry

Cindy Curry

cc: Edward Smolyansky

24

March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

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Very truly yours,

/s/ George Sent

George Sent

cc: Edward Smolyansky

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March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

[Remainder of page intentionally left blank]

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Very truly yours,

/s/ Michael Leydervuder

Michael Leydervuder

cc: Edward Smolyansky

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March 12, 2025

Lifeway Foods, Inc.

6431 West Oakton St.

Morton Grove, Illinois 60053

Attention: Secretary

Lifeway Foods, Inc.

c/o Legal Department Lifeway Foods

6101 West Gross Point Road

Niles, Illinois 60714

Attention: Secretary

Re: Written Consent

Dear Secretary:

I hereby (i) consent to being named as a nominee for election as a director of Lifeway Foods, Inc., an Illinois corporation (the “Company”), in any and all proxy statements and accompanying proxy card(s), including, for the avoidance of doubt, any such proxy statements and proxy cards relating to the Company’s 2025 annual meeting of shareholders, and (ii) consent to, and agree to, serve as a director of the Company, if elected or appointed to such position.

In addition, I hereby represent, certify and affirm to the Company that I have authorized Edward Smolyansky to deliver this written consent to the Company on my behalf.

[Remainder of page intentionally left blank]

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Very truly yours,

/s/ Richad Beleutz

Richard Beleutz

cc: Edward Smolyansky

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